Delinquencies
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
N/A
N/A
421
$64,668,150.57
37
$5,454,448.92
17
$2,217,043.30
475
$72,339,642.79
Foreclosure
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
Bankruptcy
9
$929,660.46
1
$21,546.81
0
$0.00
0
$0.00
10
$951,207.27
REO
N/A
N/A
0
$0.00
0
$0.00
0
$0.00
0
$0.00
FB(Contractual)
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
Total
9
$929,660.46
422
$64,689,697.38
37
$5,454,448.92
17
$2,217,043.30
485
$73,290,850.06
Trustee
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
0
$0.00
422
$64,658,531.00
38
$5,464,733.00
17
$2,208,931.00
477
$72,332,195.00
Foreclosure
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
Bankruptcy
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
REO
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
FB(Contractual)
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
Total
0
$0.00
422
$64,658,531.00
38
$5,464,733.00
17
$2,208,931.00
477
$72,332,195.00
Trustee Report
We have reconciled the Trust report to the data we received from the servicer and have identified the following: Paid Off Loans: There Trust is reporting that 70 loans paid off during the month with
$209,972.91 collected in prepayment premiums vs the 69 loans reported by RMG with prepayment premiums totalling $202,402.67 collected. The one loan difference is loan 19791201 which the trust has reported as paying off on 4/30/05. Per the servicer this loan was current at the end of April and paid off on 5/15/05. The prepayment premium for this loan is $7,570.24 and accounts for the difference noted
above. Delinquencies: The Trust is reporting 477 total delinquent loans vs RMG's 475. The 2 loan differnce is due to loans 19785724 & 19794957 which the Trust is reporting as delinquent but the servicer has reported as in BK to RMG. It should be noted that the above spike in the delinquency numbers appears to be attributed to the servicing trancfer which occurred at the end of March and should correct itself for the May report. Bankruptcies: The Trust is not reporting any loans in BK vs the 10 being reported by RMG. As noted above, 2 of the loans reported by the trust as delinquent are actually in BK. Additionally, the trust is reporting the following loan numbers as current while the servicer has reported them to RMG as in BK; 19785856, 19797166, 19798123, 19807932,19811256,
19813351, 19813930 & 19823194. We have sent an email the the trust to request that they investigate and correct this.
Foreclosure Top 5 States
State
Count
UPB
% of Total UPB
Average Days In Foreclosure
State Average
Default Summary Dashboard (MBA)
Date: 5/26/2005 11:02:52 AM Deal Number: SASCO 2005-NC1 Report As of: 4/30/2005